UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2008

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of the CONSOL Energy Inc. Executive Annual Incentive Plan

On April 29, 2008, the stockholders of CONSOL Energy Inc. (“CONSOL” or the “Corporation”), at the 2008 Annual Meeting of Stockholders, adopted the CONSOL Energy Inc. Executive Annual Incentive Plan (the “Plan”). The purpose of the Plan is to advance the interests of the Corporation and its stockholders by providing cash incentives, which are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), to officers and other key employees with significant responsibility for achieving performance goals critical to the success and growth of the Corporation. The Plan is designed to: (i) promote the attainment of significant business objectives; (ii) encourage and reward management teamwork across the entire Corporation; and (iii) assist in the attraction and retention of employees vital to CONSOL’s long-term success.

The Plan will be administered by the Corporation’s compensation committee (the “Compensation Committee”) of the Board of Directors. Subject to certain conditions, the Compensation Committee may delegate certain powers and authority under the Plan to the Corporation’s officers as it deems necessary or appropriate. The Compensation Committee will, among other things, have full authority and discretion to determine eligibility, make awards under the Plan, establish the terms and conditions of such awards (including the performance goal(s) and performance measure(s) to be utilized), and determine whether the performance goals applicable to any performance measure for any awards have been achieved. The Compensation Committee will set the performance period for which a participant’s performance will be calculated, which period may consist of the entire calendar year or other fiscal period within a calendar year of less than twelve months. Subject to the provisions of the Plan, the Compensation Committee will also have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to Section 162(m) of the Code. The Compensation Committee will be authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award made under the Plan.

Officers and key employees of the Corporation (and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan) as determined by the Compensation Committee, will be eligible to participate in the Plan. No employee will have the right to participate in the Plan, and participation in the Plan in any one performance period does not entitle an individual to participate in future performance periods. The amount of a participant’s award may be based on a percentage of such person’s salary or such other methods as the Compensation Committee may establish. The maximum amount that may be awarded and paid under the Plan to a participant for any calendar year may not exceed $5,000,000. No awards granted under the Plan or any right thereto will be assignable or transferable by a participant except by will or by the laws of descent and distribution.

The Compensation Committee may consider any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Compensation Committee, applied either to the Corporation as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as established by the Compensation Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; return on invested capital; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Compensation Committee may determine that certain adjustments will apply, in whole or in part, in such manner as specified by the Compensation Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Corporation’s annual report for the applicable period.

The Compensation Committee, in its sole discretion, may also establish such additional restrictions or conditions (performance-based or non-performance-based) that must be satisfied as a condition precedent to the payment of all or a portion of any awards. The Compensation Committee will also have sole discretion to reduce the amount of any award to a participant if it determines that such reduction is necessary or appropriate based upon certain factors and conditions set forth in the Plan.

No award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code will be paid prior to the Compensation Committee’s written certification that the performance goals and other material terms of an award have been achieved. Participants who have terminated employment with the Corporation prior to the payment of an award for any reason, will forfeit any and all rights to payment under any awards then outstanding and will not be entitled to any cash payment for such period, unless the Compensation Committee determines that the award is not forfeited. In such instance, the award will be prorated to reflect the period of service during the performance period prior to such participant’s employment termination, and will be paid subject to the Compensation Committee’s certification that the applicable performance goals and other material terms have been achieved.

The Corporation reserves the right to amend, modify or terminate the Plan at any time; provided, however, that no such modification, amendment or termination will, without the consent of the participant, materially adversely affect the rights of such participant to any payment the Compensation Committee has determined to be due and owing to the participant. Notwithstanding, the Compensation Committee will be authorized to modify, amend or terminate any or all of the provisions of an award to the extent necessary to conform the provisions of the award with Section 409A or Section 162(m) of the Code, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination will adversely affect the rights of a participant.

The above description is qualified in its entirety by a copy of the Plan which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	CONSOL Energy Inc. Executive Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Senior Vice President, General Counsel and Secretary

Dated: May 1, 2008

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	CONSOL Energy Inc. Executive Annual Incentive Plan.